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                                 EXHIBIT 23-2-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-6879 and 33-51379) and on Form S-8 (File No. 333-33847) of Commonwealth Edison Company and Subsidiary Companies of our report dated January 29, 2002, except for Note 19 for which the date is March 21, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
April 1, 2002